AMERICAN CENTURY GLOBAL GOLD FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                    12/31/96

                            Formula: T=(ERV/P)^1/N -1

      P  = A hypothetical initial payment of $1,000
      ERV = Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
      N  = Number of years
      T  = Average annual total return

                      P                 ERV                N                T
                   -------------------------------------------------------------

One Year            $1,000.00           $972.40          1.000000        -2.76%

Five Year           $1,000.00         $1,464.20          5.000000         7.92%

Ten Year            $1,000.00                           10.000000           N/A

Inception *         $1,000.00         $1,224.70          8.369610         2.45%

TR = Total return for period         TR=(ERV/P)-1         22.47%

 *Date of Inception:                        8/17/88

                 AMERICAN CENTURY GLOBAL NATURAL RESOURCES FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                    12/31/96

                            Formula: T=(ERV/P)^1/N -1

      P  = A hypothetical initial payment of $1,000
      ERV = Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
      N  = Number of years
      T  = Average annual total return

                         P               ERV               N              T
                ---------------------------------------------------------------

One Year             $1,000.00        $1,154.50         1.000000        15.45%

Five Year            $1,000.00                          5.000000           N/A

Ten Year             $1,000.00                         10.000000           N/A

Inception *          $1,000.00        $1,274.80         2.291971        11.17%

TR = Total return for period        TR=(ERV/P)-1         27.48%

 *Date of Inception:                   9/15/94

                      AMERICAN CENTURY INCOME & GROWTH FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                    12/31/96

                            Formula: T=(ERV/P)^1/N -1

      P  = A hypothetical initial payment of $1,000
      ERV = Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
      N  = Number of years
      T  = Average annual total return

                      P                 ERV                N              T
                 ---------------------------------------------------------------

One Year          $1,000.00         $1,241.50             1.000000     24.15%

Five Year         $1,000.00         $2,028.90             5.000000     15.20%

Ten Year          $1,000.00                              10.000000        N/A

Inception *       $1,000.00         $2,857.50             6.039699     18.99%

TR = Total return for period       TR=(ERV/P)-1           185.75%

 *Date of Inception:                       12/17/90

                       AMERICAN CENTURY EQUITY GROWTH FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                    12/31/96

                            Formula: T=(ERV/P)^1/N -1

      P  = A hypothetical initial payment of $1,000
      ERV = Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
      N  = Number of years
      T  = Average annual total return

                     P                 ERV                N            T
               ----------------------------------------------------------------

One Year         $1,000.00         $1,273.40            1.000000     27.34%

Five Year        $1,000.00         $1,983.50            5.000000     14.68%

Ten Year         $1,000.00                             10.000000        N/A

Inception *      $1,000.00         $2,330.20            5.648186     16.16%

TR = Total return for period      TR=(ERV/P)-1          133.02%

 *Date of Inception:                        5/9/91

                         AMERICAN CENTURY UTILITIES FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                    12/31/96

                            Formula: T=(ERV/P)^1/N -1

      P  = A hypothetical initial payment of $1,000
      ERV = Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
      N  = Number of years
      T  = Average annual total return

                      P                 ERV                N            T
                 --------------------------------------------------------------

One Year          $1,000.00         $1,048.20           1.000000      4.82%

Five Year         $1,000.00                             5.000000        N/A

Ten Year          $1,000.00                            10.000000        N/A

Inception *       $1,000.00         $1,364.10           3.835729      8.43%

TR = Total return for period       TR=(ERV/P)-1          36.41%

 *Date of Inception:                        3/1/93

                         AMERICAN CENTURY UTILITIES FUND
                                YIELD CALCULATION
                                    12/31/96

                       Formula: YIELD = 2[(A-B/C*D+1)^6-1]

      A  = Investment income earned during the period

      B  = Expenses accrued for the period (net of reimbursements)

      C = The average daily number of shares outstanding during the period that were entitled to receive dividends

      D  = The per share price on the last day of the period



              A     =                  $521,042.12
              B     =                   $80,007.52
              C     =                12,674,155.482
              D     =                       $11.51

        Yield       =                         3.66%

                      AMERICAN CENTURY INCOME & GROWTH FUND
                                YIELD CALCULATION
                                    12/31/96

                       Formula: YIELD = 2[(A-B/C*D+1)^6-1]

      A  = Investment income earned during the period

      B  = Expenses accrued for the period (net of reimbursements)

      C = The average daily number of shares outstanding during the period that were entitled to receive dividends

      D  = The per share price on the last day of the period



              A     =                $1,596,046.41
              B     =                  $353,463.60
              C     =                33,841,309.506
              D     =                       $20.16

        Yield       =                         2.20%